COLUMBIA ETF TRUST II

AMENDMENT NO. 1 TO THE

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Third Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust II (the “Trust”), dated October 19, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust II, do hereby certify that we have authorized the termination of EGShares Asia Consumer Demand ETF, EGShares Beyond BRICs Emerging Asia Consumer ETF, EGShares EM Equity Value ETF, EGShares Emerging Markets Core Balanced ETF, EGA Emerging Markets Consumer Fund, EGA Emerging Markets Core Fund and EGA Beyond BRICs Opportunities Fund and have authorized the following amendment to said Declaration of Trust:

Section 6 (c) of Article III is hereby amended to read as follows:

(c)	Without limiting the authority of the Trustees set forth in this Section to establish and designate any further Series or Classes, the Trustees hereby establish and designate the following Series and Classes of Shares of the Trust:

Columbia Beyond BRICs ETF

Columbia EM Core ex-China ETF

Columbia EM Quality Dividend ETF

Columbia EM Strategic Opportunities ETF

Columbia Emerging Markets Consumer ETF

Columbia Emerging Markets Core ETF

Columbia India Consumer ETF

Columbia India Infrastructure ETF

Columbia India Small Cap ETF

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of April 20, 2017.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 1 to the Agreement and Declaration of Trust on April 20, 2017.

/s/ George S. Batejan George S. Batejan	/s/ William A. Hawkins William A. Hawkins

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Catherine James Paglia Catherine James Paglia

/s/ Edward J. Boudreau, Jr. Edward J. Boudreau, Jr.	/s/ Anthony M. Santomero Anthony M. Santomero

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Minor M. Shaw Minor M. Shaw

/s/ William P. Carmichael William P. Carmichael	/s/ John G. Taft John G. Taft

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ William F. Truscott William F. Truscott

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Boston, MA 02109